Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SACRAMENTO, SAN DIEGO,

DENVER, NORTHERN VIRGINIA,

WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,

BEIJING, SHANGHAI, HONG KONG,

SINGAPORE

September 30, 2013

Aradigm Corporation

3929 Point Eden Way

Hayward, CA 94545

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of an additional 50,000,000 shares (the “Shares”) of your common stock, no par value per share (“Common Stock”), being offered by the selling stockholders identified in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and such other corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have assumed in such examination the genuineness of all signatures and authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

This opinion is based solely on the General Corporation Law of the State of California, including the relevant portions of California’s constitution, statutes, and case law in effect as of the date hereof. We express no opinion as to the laws of any other jurisdiction.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof, and any amendments to the Registration Statement or prospectuses related thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP